Exhibit 4.1

                        FORM OF COMMON STOCK CERTIFICATE

                          PROQUEST CAPITAL CORPORATION
                 Organized under the laws of the State of Nevada


             Common Stock                          CUSIP 743468 10 0
             $.001 Par Value


             Number____                                   Shares____


THIS CERTIFIES that

is the registered owner of

fully paid and non-assessable shares of common stock, $.001 par value, of PROQUEST CAPITAL CORPORATION, a Nevada corporation, transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Corporation's Articles of Incorporation and all amendments thereto (copies of which are on file with the Transfer Agent and in the office of the Secretary of State of Nevada) to all of which the holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned by the Transfer Agent.

       WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:


By:                                  (SEAL)           By:
_______________________________                       __________________________
          President                                          Secretary


Countersigned and Registered:

TRANSFER AGENT:


By:
_______________________________
    Authorized Officer

                          [Reverse side of Certificate]


                          PROQUEST CAPITAL CORPORATION

                       Transfer Fee: $____ per Certificate


       The Corporation is authorized to issue shares of more than one class, namely 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. Pursuant to the Nevada General Corporation Law, the Corporation will furnish to any shareholder upon request (addressed to the attention of the Company Secretary) and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued by the Corporation and of variations in the relative rights and preferences between the shares of each series of preferred stock of the Corporation insofar as any such series has been fixed and determined, and a statement of the authority of the Board of Directors of the Corporation to fix and determine the relative rights and preferences of subsequent series of preferred stock.

       The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -
TEN ENT - as tenants by the
           entireties                    _____________Custodian__________
JT TEN  - as joint tenants with             (Cust)               (Minor)
           right of survivorship         under Uniform Gifts to Minors
           and not as tenants            Act____________________________
           in common and not as                       (State)
           community property


                    [here place the usual form of Assignment]


SIGNATURE GUARANTEED:       The  signature(s) to this assignment must correspond
                            with the  name(s) as  written  upon the face of this
                            certificate   in  every   particular,   without  any
                            alteration  or  enlargement,  or  any  other  change
                            whatever.  Each signature(s) must be guaranteed by a
                            bank,  trust  company  or other  eligible  guarantor
                            institution   that  is  a  member  of  an   approved
                            signature guarantee medallion program pursuant to SEC Rule 17Ad-15.